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                                                                  Exhibit 23 (a)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 16, 2001 (except with respect to the matter discussed in Note O, as to which the date is March 16,
2001), included in Coeur d'Alene Mines Corporation's Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.

                                                          /s/ARTHUR ANDERSEN LLP

Denver, Colorado,
June 18, 2001.